Exhibit 10.17

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 11, 2006, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as Agent for the Lenders and Bank Product Providers (in such capacity, “Agent”), and SUMTOTAL SYSTEMS, INC., a Delaware corporation (“Borrower”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Lenders, Agent and Borrower have previously entered into that certain Credit Agreement dated as of October 4, 2005, as amended as of October 21, 2005 (as so amended, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.

B. The Borrower has requested that the Lenders and the Agent agree to certain amendments to the Credit Agreement, and the Lenders and the Agent have agreed to such request, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Credit Agreement. Subject to and upon the conditions hereof, the Credit Agreement is hereby amended by deleting Schedule 5.2 thereto in its entirety and replacing the same with the Schedule 5.2 attached as Exhibit A hereto, effective as of the date of satisfaction of the conditions set forth in Section 2 hereof.

2. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective:

This Amendment, the attached Acknowledgment and Release by Guarantors, and the attached Acknowledgment and Release by Subordinating Creditors, each fully executed in a sufficient number of counterparts for distribution to all parties.

3. Representations and Warranties. Borrower represents and warrants as follows:

(a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.

(b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended or modified above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lender Group and Bank Product Providers.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after

2.

giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

8. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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3.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

SUMTOTAL SYSTEMS, INC., a Delaware corporation

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender

By:	/s/ Thomas Forbath
Name:	Thomas Forbath
Title:	VP

[Signature Page to Second Amendment]

EXHIBIT A

to

Second Amendment to Credit Agreement

(See attached.)

SCHEDULE 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly (not later than the 20th day of each month)

a) a detailed aging of Borrower’s Accounts,

b) a report showing (i) all deferred revenues as of the end of the prior month with a reconciliation to Borrower’s balance sheet for the prior month, (ii) the portion of such deferred revenue that will be earned during the next four fiscal quarters, (iii) the portion of such revenue that will be earned during the four fiscal quarters commencing one year from the date of such balance sheet, (iv) the portion of such revenue that will be earned on or after the date two years following the date of such balance sheet, and (v) the portion of such non-current deferred revenue that has previously been paid in cash,

c) a reconciliation of Accounts, trade payable and Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category,

d) a detailed report regarding royalty payables for Borrower and its Subsidiaries,

e) a detailed report regarding deemed dividend tax liability, if applicable, for Borrower and its Restricted Subsidiaries,

f) a detailed report regarding Borrower’s and its Restricted Subsidiaries’ cash and Cash Equivalents, including an indication of which accounts constitute Qualified Cash, and

g) a summary aging, by vendor, of Borrower’s accounts payable, and any book overdraft.

Quarterly (not later than the 30th day of each month following a fiscal quarter)

h) a report detailing maintenance contract and service contracts retention statistics for Borrower,

i) a detailed list of Borrower’s customers including contract expiration dates and annualized Recurring Revenue contributions,

j) a complete inventory of the Copyrights comprising the Required Library, as well as other Copyright, Patents and Trademarks that are registered or subject of pending applications for registration, which were acquired, generated or filed by Borrower or its Subsidiaries during the prior quarter, and

k) a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, taxes.

Schedule 5.2 to Second Amendment to Credit Agreement

Upon request by Agent	l) a sales journal, collection journal, and credit register since the last such schedule, a report regarding credit memoranda that have been issued since the last such report,

m) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts,

n) a “roll forward” of the Accounts from the prior month with supporting details supplied from sales journals, debit memos, credit registers and any credit memos,

o) proof of payment of all Taxes,

p) copies of invoices, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Borrower’s and its Subsidiaries’ Accounts and copies of purchase orders and invoices for Inventory and Equipment acquired by Borrower or its Subsidiaries, and

q) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request including period confirmation by Borrower that the Minimum Unrestricted Subsidiary Requirement is satisfied.

ACKNOWLEDGMENT BY GUARANTORS

Dated as of August 11, 2006

In connection with the foregoing Second Amendment to Credit Agreement (the “Amendment”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Amendment) under their respective Guaranties (as defined in the Credit Agreement referenced in the Amendment), hereby acknowledges and agrees to the Amendment and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

GUARANTORS:	DKSYSTEMS, INC., an Illinois corporation

	By:	/s/ Neil J. Laird
	Name:	Neil J. Laird
	Its:	Chief Financial Officer

[Acknowledgement of Guarantors to Second Amendment]

ACKNOWLEDGMENT BY SUBORDINATING CREDITORS

Dated as of August 11, 2006

In connection with the foregoing Second Amendment to Credit Agreement (the “Amendment”), each of the undersigned, being a Creditor (each a “Subordinating Creditor” and collectively, the “Subordinating Creditors”) under their respective Subordination Agreements (as defined in the Credit Agreement referenced in the Amendment) hereby confirms and agrees that its Subordination Agreement is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the foregoing Amendment, each reference in such Subordination Agreement to the Credit Agreement (as defined in the applicable Subordination Agreement), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Subordinating Creditors of the matters set forth in the Amendment, and Subordinating Creditors have acknowledged the same, each Subordinating Creditor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, the Subordination Agreements or any other agreement with any Subordinating Creditor to so notify any Subordinating Creditor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

CREDITORS:	SUMTOTAL SYSTEMS, INC., a Delaware corporation

	By:	/s/ Neil J. Laird
	Name:	Neil J. Laird
	Its:	Chief Financial Officer

DKSYSTEMS, INC., an Illinois corporation

	By:	/s/ Erika Rottenberg
	Name:	Erika Rottenberg
	Its:	Secretary

[Acknowledgement of Subordinating Creditors to Second Amendment]

SUMTOTAL SYSTEMS NETHERLANDS BV, a besloten vennootschap organized under the laws of the Netherlands

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Its:	Director

SUMTOTAL SYSTEMS U.K. LTD., a private limited company organized under the laws of England

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Its:	Director

PATHLORE SOFTWARE LIMITED, a private limited company organized under the laws of England

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Its:	Director

[Acknowledgement of Subordinating Creditors to Second Amendment]